As filed with the Securities and Exchange Commission on October 16, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0551645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7555 Gateway Boulevard
Newark, California 94560
(510) 742-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

L. Daniel Browne
President and Chief Executive Officer
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
(510) 742-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks Gordon K. Ho Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	8,414,711	$28.47	$239,566,822.17	$24,124.38
(1)          Consists of 8,414,711 shares of common stock currently held by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Global Market on October 14, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2015

PROSPECTUS

8,414,711 Shares

Common Stock

This prospectus relates to the disposition from time to time of up to 8,414,711 shares of our common stock that are currently held by the selling stockholders named in this prospectus. We are not selling any shares under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders identified in this prospectus, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section titled “Plan of Distribution” in this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of common stock under this prospectus.

Our common stock is listed on The NASDAQ Global Market under the symbol “RVNC.” On October 15, 2015, the last reported sale price of our common stock was $28.06.

 Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” on page 3 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 20    .

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii

PROSPECTUS SUMMARY	1

RISK FACTORS	3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3

USE OF PROCEEDS	3

SELLING STOCKHOLDERS	4

PLAN OF DISTRIBUTION	8

VALIDITY OF COMMON STOCK	11

EXPERTS	11

WHERE YOU CAN FIND MORE INFORMATION	11

INCORPORATION BY REFERENCE	11

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, the selling stockholders may from time to time, in one or more offerings, sell the common stock described in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” before deciding whether to invest in any of the common stock being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “Revance,” “the Company,” “we,” “us” and “our” refer to Revance Therapeutics, Inc., a Delaware corporation, and, where appropriate, our consolidated subsidiary.

Company Overview

Revance Therapeutics, Inc. is a clinical-stage specialty biopharmaceutical company focused on the development, manufacturing and commercialization of novel botulinum toxin products for multiple aesthetic and therapeutic indications. We are leveraging our proprietary portfolio of botulinum toxin type A compounds, combined with our patented TransMTS® peptide delivery system, to address unmet needs in large and growing neurotoxin markets. Our proprietary TransMTS technology enables delivery of botulinum toxin type A through two investigational drug product candidates, RT001 (RTT150 (Botulinum Toxin Type A) Topical Gel) and RT002 (RTT150 (Botulinum Toxin Type A) for Injection). We are pursuing clinical development for RT001 and RT002 in a broad spectrum of aesthetic and therapeutic indications. We hold worldwide rights for all indications of RT001, RT002 and our TransMTS technology platform.

RT001 has the potential to be the first commercially available non-injectable dose form of botulinum toxin type A. We are studying topical RT001 for aesthetic indications, such as crow's feet (wrinkles around the eyes, also known as lateral canthal lines) and therapeutic indications such as hyperhidrosis (excessive sweating). RT002 is a novel, injectable formulation of botulinum toxin type A designed to be more targeted and longer lasting than currently available injectable botulinum toxin products. We are studying injectable RT002 for aesthetic indications, such as glabellar (frown) lines and therapeutic uses, such as muscle movement disorders including cervical dystonia. Both products have the potential to expand into additional aesthetic and therapeutic indications in the future.

We have retained all rights to develop and commercialize RT001 and RT002 worldwide. We have not filed for approval with the U.S. Food and Drug Administration, or FDA, for the commercialization of RT001 or RT002 and we have not generated any revenue from product sales for RT001 or RT002.

Corporate Information

We were incorporated in Delaware in August 1999 under the name Essentia Biosystems, Inc. We commenced operations in June 2002 and, in April 2005, changed our name to Revance Therapeutics, Inc. Our principal executive offices are located at 7555 Gateway Boulevard, Newark, California 94560, and our telephone number is (510) 742-3400. Our website address is www.revance.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering in February 2014, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 8,414,711 shares of our common stock that they currently hold. Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable and were acquired by the selling stockholders in private-market transactions prior to our initial public offering. See the section titled “Relationships with the Selling Stockholders” for additional information. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus.

Our common stock is currently listed on The NASDAQ Global Market under the symbol “RVNC.”

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring solely to the 8,414,711 shares currently held by the selling stockholders named in this prospectus. In addition, throughout this prospectus, when we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 7, 2015 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

SELLING STOCKHOLDERS

We are registering the resale of the 8,414,711 shares currently held by the selling stockholders identified below to permit each of them, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section titled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.  The shares covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the name of each selling stockholder, the number and percentage of our common stock beneficially owned by the selling stockholders as of September 30, 2015, the number of shares that may be offered under this prospectus, and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares Offered” represents all of the shares that a selling stockholder may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned prior to and after the offering is based on 24,313,222 shares of common stock outstanding as of September 30, 2015. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

	Prior to Offering				After Offering
Name and Address	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned (5)	Percentage of Shares Beneficially Owned
Entities Affiliated with Essex Woodlands Health Ventures Fund VIII, L.P. 335 Bryant Street Palo Alto, California 94301	4,142,962	(1)	17.0%	4,134,962	8,000	*
NovaQuest Pharma Opportunities Fund III, L.P. 4208 Six Forks Road, Suite 920 Raleigh, North Carolina 27609	3,112,650	(2)	12.8%	3,096,650	16,000	*
Entities Affiliated with Technology Partners Fund VII, L.P. 100 Shoreline Highway, Suite 282 Bldg B Mill Valley, California 94941	734,014	(3)	3.0%	726,014	8,000	*
Essex Woodlands Health Ventures Fund V, L.P. 335 Bryant Street Palo Alto, California 94301	457,085	(4)	1.9%	457,085	0	*

* Less than 1%

(1)        Consists of 3,747,332 shares of common stock held by Essex Woodlands Health Ventures Fund VIII, L.P. (“Essex Fund VIII”); 270,172 shares of common stock held by Essex Woodlands Health Ventures Fund VIII-A, L.P. (“Essex Fund VIII-A”); 117,458 shares of common stock held by Essex Woodlands Health Ventures Fund VIII-B, L.P. (“Essex Fund VIII-B”); and 8,000 shares of common stock underlying options granted to Ronald Eastman that are vested and exercisable within 60 days of September 30, 2015. Essex Woodlands Health Ventures VIII, LLC, the general partner of Essex Fund VIII, Essex Fund VIII-A and Essex Fund VIII-B, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Essex Fund VIII, Essex Fund VIII-A and Essex Fund VIII-B. Each of Ronald Eastman, one of our directors, Jeff Himawan, James Currie, Martin Sutter, Immanuel Thangaraj, Petri Vainio, Steve Wiggins and Guido Neels is a manager of Essex Woodlands Health Ventures VIII, LLC and may be deemed to have shared voting power and shared power to dispose of the shares held by Essex Fund VIII, Essex Fund VIII-A and Essex Fund VIII-B.

(2)        Consists of 3,096,650 shares of common stock held by NovaQuest Pharma Opportunities Fund III, L.P. (“NovaQuest”); 8,000 shares of common stock underlying options granted to Jonathan Tunnicliffe that are vested and exercisable within 60 days of September 30, 2015; and 8,000 shares of common stock underlying options granted to Ronald J. Wooten that are vested and exercisable within 60 days of September 30, 2015. Under NovaQuest's partnership agreement, Messrs. Tunnicliffe and Wooten are deemed to hold the options for the benefit of NovaQuest, and must exercise the options solely upon the direction of NovaQuest, which is entitled to the shares issued upon exercise. NQ HCIF General Partner, L.P. (the “NovaQuest GP”), as the general partner of NovaQuest, has the power to vote and dispose of shares owned by NovaQuest, and NQ HCIF GP, Ltd., as the general partner of the NovaQuest GP (the “NovaQuest GP Ltd.”), has the power to direct the NovaQuest GP as to such voting and disposition. Decisions with respect to the voting and disposition of the shares held by NovaQuest are made by an investment committee of the NovaQuest GP Ltd., on which Jonathan Tunnicliffe, Ronald Wooten, William Robb, Gerald Brown and Takahide Koda each serve the NovaQuest GP, the NovaQuest GP Ltd. and each member of the investment committee each disclaims beneficial ownership of the shares held by NovaQuest except to the extent of his or its pecuniary interest therein.

(3)         Consists of 709,162 shares of common stock held by Technology Partners Fund VII, L.P. (“TPF”); 16,852 shares of common stock held by Technology Partners Affiliates VII, L.P. (“TPA”); and 8,000 shares of common stock underlying options granted to James Glasheen that are vested and exercisable within 60 days of September 30, 2015. TP Management VII, L.L.C., the general partner of TPA and TPF, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by TPA and TPF. Each of James Glasheen, who is one of our directors, Roger Quy, Ira Ehrenpreis, John Ardell and Sheila Mutter is a managing member of TP Management VII, L.L.C. and may be deemed to have shared voting power and shared power to dispose of the shares held by TPA and TPF.

(4)         Essex Woodlands Health Ventures V, LLC, the general partner of Essex Woodlands Health Ventures Fund V, L.P. (“Essex Fund V”), may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Essex Fund V. Each of James Currie, Martin Sutter and Immanuel Thangaraj is a manager of Essex Woodlands Health Ventures V, LLC and may be deemed to have shared voting power and shared power to dispose of the shares held by Essex Fund V. Phyllis Gardner, one of our directors, was a partner at Essex Woodlands Health Ventures V, LLC but since August 31, 2014 is no longer affiliated with it or any of its affiliates.

(5)         Consist solely of shares of common stock underlying options granted to individual directors affiliated with the selling stockholders that are vested and exercisable within 60 days of September 30, 2015 and deemed beneficially owned by the respective selling stockholders.

Relationships with the Selling Stockholders

Sales of Preferred Stock. Between May 2010 and October 2010, we issued an aggregate of 159,023 shares of our Series D convertible preferred stock for aggregate consideration of $10,614,843. Between February 2013 and May 2013, we issued an aggregate of 1,818,390 shares of our Series E-5 convertible preferred stock for aggregate consideration of $40,777,781. The following table summarizes purchases of shares of our convertible preferred stock by the selling stockholders during this period that involved an amount over $120,000:

Purchasers	Shares of Series D Convertible Preferred Stock*	Shares of Series E-5 Convertible Preferred Stock	Total Purchase Price
Entities affiliated with Essex Fund VIII	74,906	445,929	$14,999,999
Entities affiliated with NovaQuest	—	500,039	$11,213,382
Entities affiliated with TPF	3,406	89,186	$2,227,396

*
All shares of our Series D convertible preferred stock were subsequently converted into shares of our Series E-3 convertible preferred stock on a 1 to 2.119 basis in connection with the closing of our Series E preferred stock financing on March 29, 2013.

Sales of Convertible Notes. Pursuant to that certain Note and Warrant Purchase Agreement dated January 24, 2011, as amended, between January 2011 and December 2012, we issued convertible notes with an aggregate principal amount of $63,319,658. In connection with the closing of our Series E preferred stock financing, the principal amount of all outstanding convertible notes, together with all accrued but unpaid interest, converted into an aggregate of 4,748,468 shares of Series E-4 convertible preferred stock and, as a result, such notes are no longer outstanding. The following table summarizes purchases of convertible notes by the selling stockholders during this period that involved an amount over $120,000:

Stockholder	Convertible Notes (Principal Amount)	Shares of Series E-4 Convertible Preferred Stock (issued on conversion)
Entities affiliated with Essex Fund VIII	$26,427,713	1,988,289
Entities affiliated with NovaQuest	$20,589,160	1,539,343
Entities affiliated with TPF	$4,072,767	306,364

Issuance of Warrants to Purchase Common Stock. Pursuant to our Note and Warrant Purchase Agreement dated January 24, 2011, as amended, between January 2011 and December 2012, we issued warrants to purchase an aggregate of 270,161 shares of our common stock and, pursuant to our Series E-5 Preferred Stock and Warrant Purchase Agreement dated February 5, 2013, as amended and restated on March 29, 2013, between February 2013 and May 2013, we issued warrants to purchase an aggregate of 545,492 shares of our common stock. The following table summarizes purchases of warrants by the selling stockholders during this period that involved an amount over $120,000:

Stockholder	Shares of Common Stock Underlying the Warrants	Weighted- Average Exercise Price per Share
Entities affiliated with Essex Fund VIII	246,535	$0.15
Entities affiliated with NovaQuest	237,858	$0.15
Entities affiliated with TPF	44,132	$0.15

Issuances of Notes and Warrants Pursuant to Note and Warrant Purchase Agreement. Pursuant to that certain Note and Warrant Purchase Agreement dated October 8, 2013, as amended, we issued secured subordinated convertible promissory notes, or the 2013 notes, and warrants to purchase our common stock, or the 2013 warrants, in an aggregate principal amount of $23.65 million. The outstanding principal amount balance and any accrued interest through October 7, 2014 on the 2013 notes converted into 1,637,846 shares of common stock at the closing of our initial public offering at a conversion price equal to the initial public offering price of $16.00 per share. The 2013 warrants were net exercised effective immediately prior to the closing of our initial public offering in February 2014. The following table summarizes the participation in the 2013 convertible note financing by the selling stockholders:

Name	Aggregate 2013 Notes Amount
Funds affiliated with Essex Fund VIII	$9,500,000
Funds affiliated with NovaQuest	$9,500,000

Stockholder Agreement. In February 2014, in connection with our initial public offering, we entered into an Amended and Restated Investor Rights Agreement, or the Rights Agreement, which provides certain registration rights to the holders of our common stock. The selling stockholders are parties to the Rights Agreement.

Director Affiliations. Ronald Eastman, one of our directors, is a managing member of Essex Woodlands Health Ventures VIII, LLC. Jonathan Tunnicliffe and Ronald Wooten, two of our directors, each serve on an investment committee of the NovaQuest GP Ltd. Ronald Wooten also serves on the board of directors of the NovaQuest GP Ltd. James Glasheen, one of our directors, is a managing member of TP Management VII, L.L.C. See the section titled “Selling Stockholders” above for additional information regarding these directors’ affiliations to the selling stockholders. Each of these individual directors is also entitled to certain cash and equity compensation pursuant to our Non-Employee Director Compensation Policy as disclosed in our filings with the SEC.

Except with respect to the foregoing, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

PLAN OF DISTRIBUTION

We are registering the shares of common stock currently held by the selling stockholders to permit the resale of these shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

Each selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  an underwritten public offering in which one or more underwriters participate;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part, to the extent permitted by law;

•                  in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  a combination of any such methods of sale; or

•                  any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, which amended prospectus or prospectus supplement may include the following information to the extent required by law:

•                 the terms of the offering;

•                 the names of any underwriters or agents;

•               the purchase price of the shares of common stock;

•                 any delayed delivery arrangements;

•                 any underwriting discounts and other items constituting underwriters’ compensation;

•                 any initial public offering price; and

•                 any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling shareholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling shareholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement and the accompanying prospectus, used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction), to the extent permitted by any applicable insider trading or similar policy of the Company.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%) of the gross proceeds from the sale of the related shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder, unless an exemption therefrom is available.

The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF COMMON STOCK

The validity of the common stock being offered hereby has been passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the common stock the selling stockholders are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock offered by the selling stockholders under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Revance. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.revance.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36297):

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 4, 2015;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 14, 2015;

•                  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 7, 2015;

•                  our Current Reports on Form 8-K, filed with the SEC on February 3, 2015, February 27, 2015, May 4, 2015, May 13, 2015 (containing Items 5.02, 5.07 and 9.01), June 3, 2015 and July 2, 2015; and

•                  the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 4, 2014, including any further amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 7555 Gateway Boulevard, Newark, California 94560 or telephoning us at (510) 742-3400.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$24,124
Accounting fees and expenses	15,000
Legal fees and expenses	150,000
Total	$189,124

Item 15.         Indemnification of Directors and Officers

Under Section 145 of the Delaware law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

The registrant’s certificate of incorporation and bylaws include provisions which (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware law and (ii) require the registrant to indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. The registrant believes that these provisions are necessary to attract and retain qualified persons as directors and executive officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the registrant’s best interests or the best interests of the registrant’s stockholders, for any transaction from which the director derived an improper personal benefit, and any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The registrant has entered into indemnity agreements with certain of its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was one of the registrant’s directors or executive officers, provided, among other things, that such person’s conduct was not knowingly fraudulent or deliberately dishonest or constituted willful misconduct. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The investor rights agreement that the registrant entered into with the selling stockholders identified in the prospectus included in this registration statement provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such selling stockholders, including for some liabilities arising under the Securities Act.

Item 16.         Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.
3.1
Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 001-36297) filed with the SEC on February 11, 2014.

3.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1 (File No. 333-193154) filed with the SEC on December 31, 2013.
4.1
Amended and Restated Investor Rights Agreement, effective as of February 5, 2014, among the Company and certain of its stockholders, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-193154) filed with the SEC on January 27, 2014.

4.2	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-193154) filed with the SEC on February 3, 2014.
5.1	Opinion of Cooley LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained in the signature pages)
 * If applicable in connection with an underwritten offering, to be filed by amendment or incorporated by reference in connection with the offering of the common stock.

Item 17.         Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on October 16, 2015.

REVANCE THERAPEUTICS, INC.

By:	/s/ L. Daniel Browne
L. Daniel Browne
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Daniel Browne and Lauren P. Silvernail, and each of them severally, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and/or directors to enable Revance Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ L. Daniel Browne	President, Chief Executive Officer and Director	October 16, 2015
L. Daniel Browne	(Principal Executive Officer)

/s/ Lauren P. Silvernail	Executive Vice President, Corporate Development and Chief Financial Officer	October 16, 2015
Lauren P. Silvernail	(Principal Financial and Accounting Officer)

/s/ Robert Byrnes	Director	October 16, 2015
Robert Byrnes

/s/ Ronald W. Eastman	Director	October 16, 2015
Ronald W. Eastman

/s/ Phyllis Gardner	Director	October 16, 2015
Phyllis Gardner

/s/ Jim Glasheen	Director	October 16, 2015
Jim Glasheen

/s/ Mark A. Prygocki	Director	October 16, 2015
Mark A. Prygocki

/s/ Angus C. Russell	Director, Chairman of the Board	October 16, 2015
Angus C. Russell

/s/ Jonathan Tunnicliffe	Director	October 16, 2015
Jonathan Tunnicliffe

/s/ Ronald Wooten	Director	October 16, 2015
Ronald Wooten

/s/ Philip J. Vickers	Director	October 16, 2015
Philip J. Vickers

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 001-36297) filed with the SEC on February 11, 2014.

3.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1 (File No. 333-193154) filed with the SEC on December 31, 2013.
4.1
Amended and Restated Investor Rights Agreement, effective as of February 5, 2014, among the Company and certain of its stockholders, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-193154) filed with the SEC on January 27, 2014.

4.2	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-193154) filed with the SEC on February 3, 2014.
5.1	Opinion of Cooley LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained in the signature pages)
* If applicable in connection with an underwritten offering, to be filed by amendment or incorporated by reference in connection with the offering of the common stock.